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                                                                    Exhibit 4.14

                                 AMENDMENT NO. 2
                                 --------------
                 TO THE TRUST AGREEMENT OF ACE CAPITAL TRUST III
                 -----------------------------------------------


     This Amendment No. 2 to the Trust Agreement of ACE Capital Trust III (the "Trust"), dated as of May 14, 2002 (this Amendment"), is entered into among ACE INA Holdings Inc., a Delaware corporation, as depositor (the "Depositor"), and Bank One Trust Company, N.A., as trustee (the "Property Trustee"), Bank One Delaware, Inc., as trustee (the "Delaware Trustee"), and Robert A. Blee, as administrative trustee (the "Administrative Trustee").

         WHEREAS, certain of the parties hereto entered into a Trust Agreement of the Trust, dated as of May 19, 1999, as amended by that certain Assignment and Assumption Agreement and First Amendment to the Trust Agreement of the Trust (as so amended, the "Original Trust Agreement"), and a Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware on May 19, 1999;

     WHEREAS, Bank One Trust Company, N.A. is successor in interest to The First National Bank of Chicago; and

     WHEREAS, to reflect the foregoing, the parties hereto desire to amend the Original Trust Agreement.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, agree as follows:

                                    AMENDMENT

                  The undersigned hereby confirm that the Property Trustee is Bank One Trust Company, N.A.

                                  MISCELLANEOUS

     1. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     2. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

     3. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

     4. Except as modified by this Amendment, the Original Trust Agreement will remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                            ACE INA HOLDINGS INC.,
                                            as Depositor

                                            By:/s/ ROBERT B. JEFFERSON
                                               ---------------------------------
                                             Name: Robert B. Jefferson
                                             Title: Treasurer and Chief
                                                      Financial Officer

                                            BANK ONE TRUST COMPANY, N.A.,
                                            as Property Trustee

                                            By: /s/ SANDRA L. CARUBA
                                               ---------------------------------
                                               Name: Sandra L. Caruba
                                               Title: Vice President


                                            BANK ONE DELAWARE, INC.,
                                            as Delaware Trustee

                                             /s/ SANDRA L. CARUBA
                                            -----------------------------------
                                            Sandra L. Caruba
                                            Vice President

                                            ROBERT A. BLEE,
                                            as Administrative Trustee

                                            /s/ ROBERT A.  BLEE
                                            ------------------------------------